LIMITED POWER OF ATTORNEY

The undersigned hereby authorizes and designates Eileen Downes, as a duly authorized attorney-in-fact, to file an EDGAR passphrase request with the Securities and Exchange Commission and take all other action to generate new SEC EDGAR Access Codes on behalf of Neshan Nino Tavitian.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby retifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitues, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect for six months from the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30 day of October, 2020.
/s/ Neshan Nino Tavitian
Name: Neshan Nino Tavitian